EXHIBIT 21


                         SIGNIFICANT SUBSIDIARIES
                       OF UNION PACIFIC CORPORATION

                                                     State of
   Name of Corporation                             Incorporation
   -------------------                             -------------
H. W. M. A. Corporation .....................        New York
USPCI, Inc. .................................        Delaware
Overnite Transportation Company .............        Virginia
Union Pacific Holdings, Inc. ................        Utah
Union Pacific Railroad Company ..............        Utah
Missouri Pacific Corporation ................        Delaware
Missouri Pacific Railroad Company ...........        Delaware
Resources Holdings, Inc. ....................        Delaware
Union Pacific Finance Company ...............        Delaware
Union Pacific Resources Company .............        Delaware
Union Pacific Technologies, Inc. ............        Delaware
Skyway Freight Systems, Inc. ................        California